AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 205449


                                     Re: Southwest Bancorporation of Texas, Inc.
                                     Registration on Form S-8 and Form S-3

We are aware that our report dated October 29, 1998, on our review of interim financial information of Southwest Bancorporation of Texas, Inc. and Subsidiary as of and for the three- and nine-months periods ended September 30, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998 is incorporated by reference in the Company's registration statements on Form S-8 (File Nos. 333-21619, 333-27891 and 333-33533) and Form S-3 (File No. 333-47995). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                              PricewaterhouseCoopers LLP

Houston, Texas
November 5, 1998